Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zoom Video Communications, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report on the consolidated financial statements refers to Zoom Video Communications, Inc.’s adoption of Financial Accounting Standards Board’s Accounting Standard Codification (ASC) Topic 842, Leases, as of February 1, 2019.

/s/ KPMG LLP

San Francisco, California

January 11, 2021